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                                                                    EXHIBIT 23.5

                           CONSENT OF JAMES J. MAUZEY

     I hereby consent (i) become a director of Circe Biomedical, Inc., effective upon the consummation of the contemplated initial public offering of its Class A Common Stock, and (ii) to the references to me included in or made a part of the Registration Statement on Form S-1 of Circe Biomedical, Inc. and any amendments thereto, including but not limited to the references under the captions "Management" and "Principal Stockholders."

                                          /s/ James J. Mauzey

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                                          James J. Mauzey

Lexington, Massachusetts
June 20, 1997